Exhibit 99.3

CONVERTIBLE PROMISSORY NOTE

$1,100,000 PLUS INTEREST DUE & PAYABLE

DOCUMENT B-12312008

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

FOR VALUE RECEIVED, on the Effective Date, as defined below, MPhase Technologies, Inc. as Obligor ("Borrower,” or “Obligor”), hereby promises to pay to the Lender (“Lender” or “ Holder”), as defined below, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The "Effective Date" shall be:	December 31, 2008
The "Lender" shall be:	JMJ Financial / Its Principal, or Its Assignees
The "Principal Sum" shall be:	$1,100,000 (one million one hundred thousand US Dollars); Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The “Consideration” shall be:	$1,000,000 (one million) dollars in the form of the Secured & Collateralized Promissory Note Document B-12312008 (including Security & Collateral Agreement).
The "Interest Rate" shall be:

12% one-time interest charge on the Principal Sum.   No interest or principal payments are required until the Maturity Date, but both principal and interest may be included in conversion prior to maturity date.

The "Conversion Price" shall be the following price:

As applied to the Conversion Formula set forth in 2.2, 75% (seventy-five percent) of the lowest trade price in the 20 trading days previous to the conversion; as applies to MPhase Technologies, Inc. voting common stock.

The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	December 31, 2011
The “Prepayment Terms” shall be:	Prepayment is not permitted, unless approved by Holder in writing.

DOCUMENT B-12312008

ARTICLE 1 PAYMENT-RELATED PROVISIONS

1.1 Interest Rate. Subject to the Holder's right to convert, interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.

ARTICLE 2 CONVERSION RIGHTS

The Holder will have the right to convert the Principal Sum and accrued interest under this Note into Shares of the Borrower's Common Stock as set forth below.

2.1 Conversion Rights and Cashless Exercise. Subject to the terms set forth in Section 2.7, the Holder will have the right at its election from and after the Effective Date, and then at any time, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and nonassessable shares of common stock of MPhase Technologies, Inc. (as such stock exists on the date of issuance of this Note, or any shares of capital stock of MPhase Technologies, Inc.  into which such stock is hereafter changed or reclassified, the "Common Stock") as per the Conversion Formula set forth in Section 2.2. Any such conversion shall be cashless, and shall not require further payment from Holder.  Unless otherwise agreed in writing by both the Borrower and the Holder, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of MPhase Technologies, Inc.   Shares from any such conversion will be delivered to Holder within 2 (two) business days of conversion notice delivery (see 3.1) via 10:30am priority overnight delivery service (see Section 2.6).

2.2. Conversion Formula. The number of shares issued through conversion is the conversion amount divided by the conversion price.

# Shares = Conversion Amount

     Conversion Price

2.3 Conversion Formula Adjustments. The Conversion Formula described in Sections 2.2 and the number and kind of shares or other securities to be issued upon conversion is subject to adjustment upon any of the events as described in 2.3.1 to 2.3.3, or any other event as mutually agreed in writing by both the Holder and Borrower.  The adjustment due to any of the described events shall be: The result of the Conversion Formula described in 2.2 above shall be multiplied by (2) two, such that the number of shares calculated in the Conversion Formula would be doubled.

2.3.1. Merger, Consolidation or Sale of Assets. If the Borrower at any time consolidates with or merges into, or sells or conveys all or substantially all of its assets to, any other entity, the unpaid Principal Sum of this Note and accrued interest thereon will thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable, on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision will similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Note will apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

DOCUMENT B-12312008

2.3.2. Reclassification. If the Borrower at any time, by reclassification or otherwise, changes the Common Stock into the same or a different number of securities of any class or classes, the unpaid Principal Sum of this Note and accrued interest thereon will thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

2.3.3. Stock Splits, Stock Dividends, and Combinations.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a stock dividend is paid on the Common Stock.

2.4. This section 2.4 intentionally left blank.

2.5 Reservation of Shares. As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.6.  Delivery of Conversion Shares.  Shares from any such conversion will be delivered to Holder within 2 (two) business days of conversion notice delivery (see 3.1) via 10:30am priority overnight delivery service (see “Share Delivery” attachment).  If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower.

2.7.  Discharge By Payment.  Conversions under this Convertible Promissory Note Document B-12312008 are available only after the Conversion Amount described herein is discharged by payment of equal or greater value from the Secured & Collateralized Promissory Note Document C-12312008 by either, at the Holder’s choice, cash payment, or surrender of security/collateral, or other negotiated form of payment mutually agreed to in writing.

ARTICLE 3 MISCELLANEOUS

3.1. Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier.  Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

DOCUMENT B-12312008

3.2. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.3. Assignability. This Note will be binding upon the Borrower and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder.

3.4. Governing Law. This Note will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof.

3.5. Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

3.6. Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

3.7. No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Borrower and Holder.

3.8. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel.  Holder also has the right to have any such opinion provided by Borrower’s counsel.

3.9. Effective Date.  This Note will become effective only upon occurrence of the three following events: the Effective Date of December 31, 2008 has been reached, execution by both parties, and delivery of valid payment by the Lender in the form of the Secured & Collateralized Promissory Note Document C-12312008 (including Security & Collateral Agreement)..

3.10. Director’s Resolution.  Once effective, Borrower will execute and deliver to Holder a copy of a Board of Director’s resolution resolving that this note is validly issued, paid, and effective.

DOCUMENT B-12312008

BORROWER[S]:	LENDER/HOLDER:

/s/ Ronald Durando	/s/ JMJ Financial / Justin Keener
Ronald Durando	JMJ Financial / Its Principal
President & CEO
MPhase Technologies, Inc.

Dated: December 31, 2008	Dated: December 31, 2008

/s/ Martin Smiley
Martin Smiley
CFO & General Counsel
MPhase Technologies, Inc.

Dated: December 31, 2008

DOCUMENT B-12312008

SAMPLE

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby elects to convert a portion of the Note issued by MPhase Technologies, Inc. on December 31, 2008 into Shares of Common Stock of MPhase Technologies, Inc. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:________________________________________________

Conversion Amount:__________________________________________________

Conversion Price:__________________________________________________

Shares To Be Delivered:_____________________________________________

Signature:________________________________________________________

Print Name:______________________________________________________

Address:________________________________________________________

_______________________________________________________________

 _______________________________________________________________

Shares must be delivered to Holder within 2 (two) business days of conversion notice via 10:30am priority overnight delivery service in accordance with Section 2.6.

DOCUMENT B-12312008

 SHARE DELIVERY ATTACHMENT

EXAMPLE

2.6.  Delivery of Conversion Shares.  Shares from any such conversion will be delivered to Holder within 2 (two) business days of conversion notice delivery (see 3.1) via 10:30am priority overnight delivery service.  If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower.

Example:

Holder delivers conversion notice to Borrower at 4:45pm eastern time on Monday January 1st.

Borrower’s transfer agent must send shares to Holder via 10:30am overnight delivery no later than Tuesday January 2nd.

Holder must have received the shares or received delivery attempt no later than 10:30am eastern time on Wednesday January 3rd.

DOCUMENT B-12312008